      As filed with the Securities and Exchange Commission on July 9, 2002
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          NEW ENGLAND BANCSHARES, INC.
             (exact name of registrant as specified in its charter)

            FEDERAL                                   BEING APPLIED FOR
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)




                               660 ENFIELD STREET
                           ENFIELD, CONNECTICUT 06082
                                 (860) 253-5200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
               EMPLOYEES' SAVINGS & Profit Sharing Plan and Trust
                            (Full Title of the Plan)
                      -------------------------------------

                                                  COPIES TO:
DAVID J. O'CONNOR
PRESIDENT AND CHIEF EXECUTIVE OFFICER             LAWRENCE M.F. SPACCASI
ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION      KENT M. KRUDYS, ESQ.
660 ENFIELD STREET                                MULDOON MURPHY & FAUCETTE LLP
Enfield, Connecticut 06082                        5101 Wisconsin Avenue, N.W.
(860) 253-5200                                    Washington, D.C.  20016
(Name, address, including zip code,               (202) 362-0840 number
and telephone, including area code,
of agent for service)

===========================================================================================================================
    Title of each Class of             Amount           Proposed Maximum         Proposed Maximum          Amount of
       Securities to be           to be Registered     Offering Price Per       Aggregate Offering        Registration
          Registered                    (1)                   Share                  Price(2)                 Fee
---------------------------------------------------------------------------------------------------------------------------
         Common Stock                  16,145                  $12.35                $199,393                 $19.00
        $.01 par Value                 Shares                    (3)
---------------------------------------------------------------------------------------------------------------------------
        Participation
          Interests                     (4)                                                                   (5)
===========================================================================================================================

(1)  Together  with  an  indeterminate  number of additional shares which may be necessary to adjust the  number  of shares reserved for issuance pursuant to the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing
     Plan  and  Trust (the "Plan") as  the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of New England Bancshares, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  The  average  of  the  high  and low  price  of  the  Common  Stock  as reported on July 5, 2002  in  accordance with
     17 C.F.R.ss.230.457(c).
(4)  In addition, pursuant to 17 C.F.R.ss.230.416(c), this registration statement also covers  an  indeterminate  amount of interests  to be  offered or  sold  pursuant to  the employee  benefit plan  described  herein  based upon the maximum amount that could be issued under the plan pursuant to 17 C.F.R.ss.230.457(h).
(5)  In  accordance with 17 C.F.R. ss.230.457(h), where securities are  to be offered pursuant to an employer benefit plan, the  aggregate  offering  price and the amount  of  the registration fee shall be computed with respect to the maximum number of  shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

NEW ENGLAND BANCSHARES, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by New England Bancshares, Inc. (the "Registrant") (File No. 333-82856) pursuant to Rule 424(b)(3) on May 1, 2002, which includes: (1) the balance sheets of Enfield Federal Savings and Loan Association as of March 31, 2001 and 2000, and the related statements of income, changes in capital accounts and cash flows for the years then ended together with the related notes and the report of Shatswell, Macleod and Company, P.C., independent auditors; and (2) the unaudited balance sheet of Enfield Federal Savings and Loan Association as of December 31, 2001, the unaudited statements of income and cash flows for the nine months ended December 31, 2001 and 2000 and the unaudited statement of changes in capital accounts for the nine months ended December 31, 2001.

         (b) The description of the Registrant's common stock contained in Registrant's Form 8-A (File No. 000-49711), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on March 27, 2002, and declared effective April 17, 2002, as incorporated by reference from the Company's Form SB-2 (File No. 333-82856) declared effective on April 17, 2002.

         (c) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2001, filed with the SEC on July 9, 2002.

         (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

          ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Article XII of the Registrant's Bylaws provides that:

         The Holding Company shall indemnify its directors, officers and employees in accordance with the following requirements:

         SECTION 1.        Definitions  and  Rules  of  Construction.   (A)  The
following definitions  apply for purposes of this Article XII:

         (i) ACTION. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

         (ii) COURT. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

         (iii) FINAL JUDGMENT. The term "final judgment" means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

         (iv) SETTLEMENT. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

         (B)    References  in  this  Article  XII  to  any  individual or other
person,  including   any  savings  bank,  shall  include legal  representatives, successors and assigns thereof.

         SECTION 2. INDEMNIFICATION. Subject to Sections 3 and 7 of this Article XII, the Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Holding Company for:

         (A) any amount for which that person becomes liable under a judgment in such action; and

         (B) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such enforcement action.

         SECTION 3. REQUIREMENTS FOR INDEMNIFICATION. Indemnification shall be made to such person under Section 2 of this Article XII only if:

         (A)      final judgment on the merits is in his or her favor; or

         (B)      in case of:

                  (i)      settlement;

                  (ii)     final judgment against him or her; or

                  (iii) final judgment in his or her favor, other than on the merits,

                  if a majority of the disinterested directors of the Holding Company determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Holding Company or its shareholders.

However, no indemnification shall be made unless the Holding Company gives the OTS at least sixty (60) days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Holding Company in writing, within such notice period, of his or her objection thereto.

         Section 4. Insurance. The Holding Company may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Holding Company may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         Section 5. Payment of expenses. If a majority of the directors of the Holding Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Holding
Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Holding Company. Before making advance payment of expenses under this Section 5, the Holding Company shall obtain an agreement that the Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         Section 6. Exclusiveness of provisions. The Holding Company shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XII.

         Section 7. Statutory  Limitations.  The indemnification provided for in
Section 2 of this Article XII is subject to and qualified by 12 U.S.C. section 1821(k).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         (a)   List of Exhibits (filed herewith unless otherwise noted)

               10    Enfield Federal Savings and Loan Association Employees'
                     Savings & Profit Sharing Plan and Trust(1)
               23    Consent of Shatswell, MacLeod & Company, P.C.
               24    Powers of Attorney (contained on the signature pages).
-----------------------
(1) Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form SB-2 (SEC No. 333-82856), as amended, and declared effective on April 17, 2002.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, New England Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Enfield, Connecticut on July 3, 2002.

                                         NEW ENGLAND BANCSHARES, INC.


                                         By: /s/ David J. O'Connor
                                             ----------------------------------
                                             David J. O'Connor
                                             President, Chief Executive Officer
                                             and chief financial officer

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. O'Connor) constitutes and appoints David J. O'Connor and Mr. O'Connor hereby constitutes and appoints Edward C. Allen, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Name                              Title                      Date
      ----                              -----                      -----


/s/ David J. O'Connor              President, Chief                 July 3, 2002
---------------------------        Executive Officer and
David J. O'Connor                  chief financial officer
                                   (principal executive,
                                   financial and accounting
                                   officer)



/s/ Edward C. Allen                Chairman of the Board            July 3, 2002
---------------------------
Edward C. Allen

/s/ Peter T. Dow                   Director                         July 3, 2002
---------------------------
Peter T. Dow



                                   Director                         July 3, 2002
---------------------------
Myron J. Marek



/s/ Dorothy K. McCarty             Director                         July 3, 2002
---------------------------
Dorothy K. McCarty


                                   Director                         July 3, 2002
---------------------------
Robert T. Mercik



/s/ Richard K. Stevens             Director                         July 3, 2002
---------------------------
Richard K. Stevens


/s/ Richard M. Tatoian, Esq.       Director                         July 3, 2002
----------------------------
Richard M. Tatoian, Esq.

The Plan.

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan and Trust have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Enfield, Connecticut on July 3, 2002.

                                   ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                                   EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                                   AND TRUST


                                   By:  /s/ Cynthia G. Gray
                                        ------------------------------------

                                            Plan Administrator



                                                        EXHIBIT INDEX
                                                        -------------




                                                                                                                    Sequentially
                                                                                                                      Numbered
                                                                                                                        Page
   Exhibit No.           Description                       Method of Filing                                            Location
-----------------        -----------------------           ------------------------------------------------        ---------------


        10               Enfield Federal                   Incorporated herein by reference from the
                         Savings and Loan                  Exhibit 10.1 contained in the Registration
                         Association                       Statement on Form SB-2 (SEC No. 333-
                         Employees' Savings                82856), as amended, and declared effective on
                         & Profit Sharing                  April 17, 2002.
                         Plan and Trust

        23               Consent of                        Filed herewith.
                         Shatswell, MacLeod
                         & Company, P.C.

        24               Power of Attorney                 Located on the signature page.
